Exhibit 10.2

THIRD AMENDMENT AND RESTATEMENT OF

LOAN AND STOCK PLEDGE AGREEMENT

THIS THIRD AMENDMENT AND RESTATEMENT OF LOAN AND STOCK PLEDGE AGREEMENT (the “Agreement”), entered into as of July 30, 2009, between APPALACHIAN BANCSHARES, INC., a Georgia corporation (the “Borrower”), and THE PARK AVENUE BANK, a Georgia banking corporation (the “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower is the borrower with regard to a revolving line of credit issued by Lender in the original principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) which was reduced on March 21, 2008 to the current principal amount of FOUR MILLION NINE HUNDRED SIXTY TWO THOUSAND ONE HUNDRED FIVE AND 63/100THS DOLLARS ($4,962,105.63) (the “Loan”); and

WHEREAS, the Loan is evidenced and secured by that certain Promissory Note made by Borrower to the order of Lender and dated November 21, 2007, as amended by that certain Modification of Promissory Note, dated November 21, 2008 reducing the principal amount to $4,962,105.63 and that certain Second Modification to Promissory Note dated May 20, 2009 (collectively, the “Existing Note”), and that Loan and Stock Pledge Agreement dated November 21, 2007 by and between Lender and Borrower, as amended by that certain First Amendment to Loan and Stock Pledge Agreement, dated November 21, 2008 and that certain Second Amendment to Loan and Stock Pledge Agreement(collectively, the “Pledge Agreement”) conveying to Lender a security title and security interest in all of the issued and outstanding common stock in Appalachian Community Bank (the “Stock”); and

WHEREAS, the Loan proceeds were held and retained by Lender to be disbursed by Lender to Borrower pursuant to the terms and provisions of the Pledge Agreement (the Pledge Agreement, the Existing Note and any and all other documents and instruments evidencing and/or securing the Loan being hereinafter referred to collectively as the “Existing Loan Documents”); and

WHEREAS, at the request of Borrower, Lender has agreed to modify the Note for the purpose of (i) extending the Maturity Date to July 30, 2010; and (ii) amending and modifying certain of the other terms and provisions of the Note; and

WHEREAS, at the request of Borrower, and for this purpose, Lender and Borrower have simultaneously herewith executed that certain Third Modification to Promissory Note (the “Third Note Modification”)(the Existing Note as modified by the Third Note Modification shall be referred to as the “Note”); and

WHEREAS, in order to induce Lender to extend the Maturity Date, Borrower has agreed that (i) in addition to the Stock, Borrower shall convey to Lender a security title and security interest in all of the issued and outstanding common stock in Appalachian Community Bank, F.S.B. (the “Thrift Stock”) and (ii) other amendments and modifications to the Existing Loan

Documents shall be made (the Third Note Modification, this Agreement and certain other documents and instruments executed and delivered in connection with the modification of the Loan as herein contemplated being hereinafter referred to as the “Loan Modification Documents”) (the Existing Loan Documents and the Loan Modification Documents being hereinafter referred to collectively as the “Loan Documents”); and

WHEREAS, Lender and Borrower are desirous of entering into this Agreement for the purpose of amending and restating all of the terms and provisions of the Pledge Agreement.

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), the premises and the mutual agreements and representations in this Agreement and other good and valuable consideration in hand received by each party from the other, the receipt, adequacy and sufficiency of which are hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

1. Security Interest.

(a) The Borrower hereby unconditionally grants and assigns to the Lender and its successors and assigns a continuing security interest in and security title to the Stock and Thrift Stock. The Borrower hereby delivers to the Lender all of its right, title and interest in and to the Stock and Thrift Stock, together with certificates representing the Stock and Thrift Stock and stock powers endorsed in blank, as security for (i) all obligations of the Borrower to the Lender hereunder, and (ii) payment and performance of all obligations of the Borrower to the Lender under the Note, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. If the Borrower receives, for any reason whatsoever, any additional shares of the capital stock of the Bank or Thrift, such shares shall thereupon constitute Stock or Thrift Stock, as applicable, to be held by the Lender under the terms of this Agreement and the Borrower shall immediately deliver such shares to the Lender, together with stock powers endorsed in blank by the Borrower. Beneficial ownership of the Stock and Thrift Stock, including all voting, and dividend rights, shall remain in the Borrower until the occurrence of a Default. Borrower shall have the right until the occurrence of a Default hereunder to vote the Stock and Thrift Stock, to receive and retain any and all dividends and distributions with respect to such shares of Stock and Thrift Stock, and to realize any and all other benefits and to exercise any and all other rights as owner of the Stock and Thrift Stock.

(b) If, prior to repayment in full of the Loan, the aggregate book value of the Stock becomes less than $30,000,000, the Borrower shall promptly deliver to the Lender on demand additional collateral of a type and value acceptable to the Lender (and the Lender’s judgment in valuing same shall be conclusive) so that the sum of the value of such additional collateral plus the aggregate book value of the Stock is equal to or in excess of $30,000,000. The Borrower shall also execute any security documents the Lender may request to evidence and perfect the Lender’s rights in such additional collateral. If at any time such additional collateral is no longer required pursuant to this Section 1(b), the Lender shall release its security interest in such additional collateral upon the request of the Borrower.

(c) The Borrower hereby unconditionally grants and assigns to the Lender and its successors and assigns a continuing security interest in all cash proceeds received by it from all Persons for (i) the issuance of its shares of capital stock, either common or preferred; (ii) the issuance of rights or options to acquire its shares of capital stock, either common or preferred; and (iii) the issuance of debt obligations other than obligations incurred in the ordinary course of the business of the Borrower, as security for (A) all obligations of the Borrower to the Lender hereunder, and (B) payment and performance of all obligations of the Borrower to the Lender under the Note, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

2. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a) The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is qualified to do business in all jurisdictions where such qualification is necessary. The Borrower is registered as a bank holding company with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. The chief executive office of the Borrower and the principal place of business of the Borrower where the records of the Borrower are kept are located at 822 Industrial Boulevard, Ellijay, Georgia 30540 (Ellijay County), and the Borrower’s U.S. employer identification number is 58-2242407.

(b) The Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. The Borrower owns all the capital stock of the Bank (consisting of 568,000 shares) and there are no other outstanding shares of capital stock and no outstanding options, warrants or other rights which can be converted into shares of capital stock of the Bank. The Bank has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

(c) The Thrift is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States of America. The Borrower owns all the capital stock of the Thrift (consisting of 1,000 shares) and there are no other outstanding shares of capital stock and no outstanding options, warrants or other rights which can be converted into shares of capital stock of the Thrift. The Thrift has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

(d) Each financial statement of the Borrower or any Subsidiary which has been delivered to the Lender presents fairly in all material respects the financial condition of the Borrower or such Subsidiary as of the date indicated therein and the results of its operations for the periods shown therein. There has been no material adverse change, either existing or threatened, in the financial condition or operations of the Borrower or any Subsidiary since the date of such financial statement.

(e) The Borrower has full power and authority to execute and perform the Financing Documents. The execution, delivery, and performance by the Borrower of the Financing Documents (i) have been duly authorized by all requisite action by the Borrower, (ii) do not violate any provision of law which violation would have a material adverse effect on the Borrower, and (iii) do not result in a breach of or constitute a default under any agreement or other instrument to which the Borrower or any Subsidiary is a party or which the Borrower or any Subsidiary is bound, which breach or default would have a material adverse effect on the Borrower or any of its Subsidiaries. Each of the Financing Documents constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms.

(f) Except for the security interest created by this Agreement, the Borrower owns the Stock and Thrift Stock free and clear of all liens, charges, and encumbrances. The Stock and Thrift Stock are duly issued, fully paid and non-assessable, and the Borrower has the unencumbered right to pledge the Stock and Thrift Stock.

(g) There is no action, arbitration, or other proceeding at law or in equity, or by or before any court, agency, or arbitrator, nor is there any judgment, order, or other decree pending, anticipated, or, to its knowledge, threatened against the Borrower or any Subsidiary or against any of their properties or assets which might have a material adverse effect on the Borrower, any Subsidiary, or their respective properties or assets, or which might call into question the validity or enforceability of the Financing Documents, or which might involve the alleged violation by the Borrower or any Subsidiary of any law, rule or regulation.

(h) No consent or other authorization or filing with or of any governmental authority or other public body on the part of the Borrower or any Subsidiary is required in connection with the Borrower’s execution, delivery, or performance of the Financing Documents; or if required, all such prerequisites have been fully satisfied.

(i) None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loan) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, or any regulations issued pursuant thereto.

(j) The following are attached as exhibits hereto: true, correct and complete copies of (i) the Borrower’s and Bank’s articles of incorporation as in effect as of the date hereof ; (ii) the Thrift’s Charter as in effect as of the date hereof; (iii) certificates of existence for the Borrower and the Bank (issued by the Georgia Secretary of State on July     , 2009; (iv) the bylaws of the Borrower in effect immediately prior to the adoption of the resolutions referred to below (and such bylaws have not been further altered or amended and have been in full force and effect at all times since the adoption of such resolutions through the date hereof); (v) the bylaws of the Bank and Thrift as of the date hereof; (vi) resolutions (the “Resolutions”) of the Board of Directors of the Borrower duly adopted at a meeting duly called and held on July     , 2009. A quorum for the transaction of business was present and acting throughout the meeting at which the Resolutions were adopted, and the Resolutions have been since adoption and are now in full force and effect and have not been modified in any respect. There have been no further amendments or other documents affecting or altering the Borrower’s, the Bank’s or Thrift’s articles of incorporation since the date of the certifications referred to above through the date hereof, and the Borrower, the Bank and the Thrift have remained in valid existence under the laws of the State of Georgia or the United States since such dates.

3. Affirmative Covenants. The Borrower agrees that so long as the Note is outstanding or this Agreement is in effect:

(a) The Borrower shall promptly furnish to the Lender: (i) not later than 10 days after the filing with the Securities and Exchange Commission (“SEC”), a copy of each Form 10-K, Form 10-Q, Form 8-K, and Proxy Statement; (ii) not later that 10 days after mailing to the Borrower’s shareholders, a copy of any communication with its shareholders including the delivery of the annual report of financial condition; (iii) not later than 10 days after filing with the Federal Reserve, copies of each Form FR Y-9LP and Form FR Y-9C; (iv) not later than 10 days after filing with the Federal Insurance Deposit Corporation, a copy of each Report of Condition and Income of the Bank; (v) not later than 10 day after filing with the Office of Thrift Supervision, a copy of each Thrift Financial; (vi) immediately after the occurrence of a material adverse change in the business, properties, condition, management, or prospects (financial or otherwise) of the Borrower or any Subsidiary, including, without limitation, imposition of any letter agreement, memorandum of understanding, cease and desist order, or other similar regulatory action involving the Borrower or any Subsidiary, a statement of the Borrower’s chief executive officer or chief financial officer setting forth in reasonable detail such change and the action which the Borrower or any Subsidiary proposes to take with respect thereto; and (vii) from time to time upon request of the Lender, such other information relating to the operations, business, condition, management, properties, or prospects of the Borrower or any Subsidiary as the Lender may reasonably request (including meetings with the Borrower’s or Subsidiary’s officers and employees upon prior written notice during normal business hours).

(b) The Borrower and each Subsidiary shall punctually pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or upon any of its property, except for such taxes, assessments and other charges or levies which Borrower or any such Subsidiary is disputing in good faith.

(c) The Borrower and each Subsidiary shall comply in all material respects with all requirements of constitutions, statutes, rules, regulations, and orders and all orders and decrees of courts and arbitrators applicable to it or its properties.

(d) The Borrower shall immediately notify the Lender of any change in the Chief Executive Officer of the Borrower or a material change (greater than 10%) of beneficial ownership of the Borrower’s stock by any officer, director or 25% or greater shareholder of the Borrower.

(e) Until such time that the amounts payable under Note are paid in full, the Borrower shall pay to the Lender all of the cash proceeds received by it from all Persons for (i) the issuance of its shares of capital stock, either common or preferred; (ii) the issuance of rights or options to acquire its shares of capital stock, either common or preferred; and (iii) the issuance of debt obligations other than obligations incurred in the ordinary course of the business of the Borrower; provided, however, in the event the Borrower receives cash by virtue of one of the events set forth in Sections 3(g), 3(h) or 3(i) below, then the cash proceeds paid to Lender pursuant to such provisions shall be specifically limited to the amounts set forth in Sections 3(g), 3(h) and 3(i) respectively.

(f) No later than ninety (90) days after the end of each fiscal year and not later than forty-five (45) days after the end of each fiscal quarter, the Borrower shall deliver to Lender a certificate of its chief financial officer or chief executive officer in the form attached hereto as Exhibit “J”, computing and certifying to the financial covenants contained in Section 4(a) through (f) of this Agreement, and further certifying that the Borrower is in compliance with the other covenants of the Borrower contained in Section 3 and Section 4 of this Agreement.

(g) If Borrower is successful in raising any additional capital (including, without limitation, by private offering, preferred stock offering or common stock offering) prior to the sale of the Thrift, then the Borrower shall reduce the principal of the Loan by at least $2,000,000.00 prior to or on the date such capital is raised by Borrower.

(h) If Borrower desires to sell the Thrift to a third party prior to raising any additional capital as described in Section 3(g) above, then Borrower shall reduce the principal of the Loan by at least $1,000,000.00 prior to or at the closing of such sale of the Thrift. Lender shall not release its interest in and to the Thrift Stock until such $1,000,000.00 payment is received.

(i) If Borrower completes the sale of the Thrift as contemplated in Section 3(h) above and Borrower is successful in raising additional capital, then Borrower shall reduce the principal of the Loan by at least $1,000,000.00 prior to or on the date such capital is raised by Borrower.

(j) Borrower shall insure that the capital plan prepared in accordance with the Cease and Desist Letter issued by the FDIC will provide for the payment of interest due under the Loan prior to and after the possible sale of the Thrift and the repayment of the entire principal of Loan. Simultaneously with the delivery of the capital plan to the FDIC and any amendments thereto, Borrower shall provide a copy of the capital plan to Lender.

4. Negative Covenants. The Borrower agrees that so long as the Note is outstanding or this Agreement is in effect:

(a) The Borrower shall not permit the consolidated tangible Capital for the Borrower and its Subsidiaries at any time during the term of this Agreement to be less than $60,000,000.

(b) The Borrower shall not permit the ratio of Tier 1 Capital to average total assets of the Borrower as of the end of any fiscal quarter to be less than 7.0%.

(c) The Borrower shall not permit the Total Risk Based Capital Ratio of the Borrower as of the end of any fiscal quarter to be less than 8.0% for the Bank and 10.0% for the Thrift.

(d) The Borrower shall not, and shall not permit the Bank and the Thrift, to fail to comply with a minimum Tier 1 Capital requirement of six percent (6%).

(f) The Thrift shall not be classified in a classification below (worse than) the “well capitalized” classification established by the applicable Federal Regulator.

(g) The Borrower shall not incur or permit to exist any indebtedness or liability for borrowed money other than to the Lender or a wholly-owned Subsidiary of the Borrower without prior Lender approval, except that this covenant shall not apply to deposits, repurchase agreements, federal funds borrowings, overdrafts, Federal Home Loan Bank borrowings, borrowings from the United States Treasury in connection with the Trouble Assets Relief Program under the Emergency Economic Stabilization Act of 2008 and other banking transactions entered into by a Subsidiary in the ordinary course of its business.

(h) The Borrower shall not, directly or indirectly, become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any notes, obligations, or other indebtedness of any other Person (other than a Subsidiary) except in connection with the depositing of checks in the normal and ordinary course of business.

(i) The Borrower shall not, nor permit any Subsidiary to, transfer all or substantially all of its assets to or consolidate or merge with any other Person, or acquire all or substantially all of the properties or capital stock of any other Person, or create any Subsidiary or enter into any partnership or joint venture without the prior written approval of the Lender.

(j) The Borrower shall not permit any Subsidiary to issue, sell or otherwise dispose or part with a controlling interest in any shares of any class of its voting stock (other than directors’ qualifying shares) except to the Borrower or a wholly-owned Subsidiary of the Borrower.

(k) Except as contemplated in Section (j) above, the Borrower shall not sell or otherwise dispose or part with control of any of the Stock or any other securities or indebtedness of any Subsidiary, and the Borrower shall not pledge or otherwise transfer or grant a security interest in any of the capital stock or other securities of any of its Subsidiaries.

(l) The Borrower shall not pay any cash dividends if the Loan is in Default or if the payment of such dividend would create a Default.

(m) The Borrower shall not enter into any additional capital obligations or raise any additional capital without obtaining the prior written consent of the Lender.

5. Advances Under the Loan. The Loan is non-revolving. No payments of principal under the Loan are available for future advance of such funds.

6. Default. A “Default” shall exist if any of the following occurs:

(a) Failure of the Borrower to pay within ten (10) days when due any amount payable, whether principal or interest or other amount, on any of the Liabilities, whether at maturity, or at a date fixed for any prepayment or partial prepayment, or by acceleration, or otherwise.

(b) Any statement, representation, or warranty of the Borrower made in any of the Financing Documents or at any time furnished by or on behalf of the Borrower to the Lender shall be false or misleading in any material respect as of the date made.

(c) Failure of the Borrower punctually and fully to comply with (i) any of the covenants in Section 4 of this Agreement or (ii) any of the other covenants set forth in this Agreement; provided that if any such failure (other than a payment default) occurs under this Section 6(c) such failure is not remedied within 150 days after notice from the Lender to the Borrower.

(d) The occurrence of a default under any other agreement to which the Borrower and the Lender are parties or under any other instrument executed by the Borrower in favor of the Lender.

(e) If the Borrower or any Subsidiary becomes insolvent as defined in the Uniform Commercial Code of Georgia or makes an assignment for the benefit of creditors; or if any action is brought or taken by the Borrower, any Subsidiary or the Federal Deposit Insurance Corporation, the State of Georgia or the Office of Thrift Supervision seeking dissolution of the Borrower or such Subsidiary or liquidation of its assets or seeking or directing the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property; or if the Borrower or any Subsidiary commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by the Borrower or any Subsidiary for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by the Borrower or any Subsidiary seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

(f) Any action is brought against the Borrower or any Subsidiary seeking dissolution of the Borrower or such Subsidiary or liquidation of any of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property, and such action is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 60 days of the date upon which it was instituted; or any proceeding under the Federal Bankruptcy Code is instituted against the Borrower or any Subsidiary and (i) an order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 60 days of the date upon which it was instituted; or any reorganization or arrangement proceeding is instituted against the Borrower or any Subsidiary for the settlement, readjustment, composition, or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 60 days of the date upon which it was instituted; or any action or petition is otherwise brought against the Borrower or any Subsidiary seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 60 days of the date upon which it was brought.

(g) The Borrower or any Subsidiary is in default (or an event has occurred which, with the giving of notice or passage of time, or both, will cause the Borrower or any Subsidiary to be in default) on indebtedness to another Person, and the amount of such indebtedness exceeds $250,000 or the acceleration of the maturity of such indebtedness would have a material adverse effect upon the Borrower or such Subsidiary.

(h) Any other material adverse change occurs in the Borrower’s financial condition or means or ability to pay the Liabilities.

(i) Any cease and desist or other order has been entered against the Borrower or any Subsidiary by any bank or bank holding company regulatory agency or body and such order is not stayed within 30 days after entry thereof, or (ii) the Borrower or any Subsidiary enters into any form of memorandum of understanding, plan of corrective action, or letter agreement with any such regulatory agency or body, or (iii) any other regulatory enforcement action is taken against the Borrower or any Subsidiary relating to the capitalization, management, or operation of the Borrower or any Subsidiary.

(j) The Borrower or any Subsidiary is indicted or convicted or pleads guilty or nolo contendere to any charge that the Borrower or such Subsidiary has violated any drug, controlled substances, money laundering, currency reporting, racketeering, or racketeering-influenced-and-corrupt-organization statute or regulations other forfeiture statute.

(k) The Borrower ceases to own 100% of the issued and outstanding capital stock of the Bank, except as otherwise permitted under this Agreement.

7. Remedies Upon Default. Upon the occurrence of a Default, the Lender shall be entitled, without limitation, to exercise the following rights at any time and from time to time, which the Borrower hereby agrees to be commercially reasonable:

(a) declare any of the Liabilities due and payable, whereupon they immediately will become due and payable (notwithstanding any provisions to the contrary, and without presentment, demand, notice or protest of any kind (all of which are expressly waived by the Borrower));

(b) (i) receive all amounts payable in respect of the Collateral otherwise payable to the Borrower; (ii) settle all accounts, claims, and controversies relating to the Collateral; (iii) transfer all or any part of the Collateral into the Lender’s or any nominee’s name; and (iv) execute all agreements and other instruments; bring, defend and abandon all actions and other proceedings; and take all actions in relation to the Collateral as the Lender in its sole discretion may determine;

(c) enforce all of the rights, powers and remedies of the Borrower hereunder, including the exercise of all voting rights and other ownership rights of the Stock (but the Lender is not hereby obligated to exercise such rights), and in connection therewith the Borrower hereby appoints the Lender to be the Borrower’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to, upon the occurrence and during the continuation of a Default, vote the Stock in any manner the Lender deems advisable for or against all matters submitted to a vote of shareholders, and such power-of-attorney is coupled with an interest and irrevocable;

(d) sell, assign and deliver, or grant options to purchase, all or any part of or interest in the Collateral in one or more parcels, at any public or private sale at any exchange, any of the Lender’s offices, or elsewhere, without demand of performance, advertisement, or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Borrower), for cash, on credit, or for other property, for immediate or future delivery without any assumption of credit risk, and for such price and on such terms as the Lender in its sole discretion may determine; the Borrower agrees that to the extent that notice of sale shall be required by law that at least ten (10) business days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; the Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Loan or otherwise; at any such sale, unless prohibited by applicable law, the Lender may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption; and the Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

(e) appoint and dismiss managers or other agents for any of the purposes mentioned in the foregoing provisions of this Section 7, all as the Lender in its commercially reasonable discretion may determine; and

(f) generally, take all such other action as the Lender in its commercially reasonable discretion may determine as incidental or conducive to any of the matters or powers mentioned in this Section 7 and which the Lender may or can do lawfully and use the name of the Borrower for such purposes and in any proceedings arising therefrom.

8. Application of Proceeds. The proceeds of the public or private sale or other disposition of any Collateral hereunder shall be applied to (i) the costs incurred in connection with the sale, expressly including, without limitation, any costs under Section 11(a) hereof; (ii) any unpaid interest which may have accrued on any obligations secured hereby; (iii) any unpaid principal on any obligations secured hereby; and (iv) damages incurred by the Lender by reason of any breach secured against hereby, in such order as the Lender may determine, and any remaining proceeds shall be paid over to the Borrower or others as by law provided. If the proceeds of the sale or other disposition of the Stock or Thrift Stock are insufficient to pay all such amounts, the Borrower shall remain liable to the Lender for the deficiency.

9. Additional Rights of Secured Parties. In addition to its other rights and privileges under this Agreement, the Lender may exercise from time to time any and all other rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to the Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral. The Borrower shall pay all of the reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in enforcing its rights under this Agreement.

10. Return of Stock to Borrower. Upon payment in full of all principal and interest on the Note and full performance by the Borrower of all covenants and other obligations under this Agreement, the Lender shall return to the Borrower (i) all of the then remaining Stock and Thrift Stock and (ii) all rights received by the Lender as agent for the Borrower as a result of its possessory interest in the Stock and Thrift Stock.

11. Disposition of Stock by Agent. The Stock and the Thrift Stock are not registered under the various federal or state securities laws and disposition thereof after default may be subject to prior regulatory approval and may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Borrower acknowledges that upon such disposition, the Lender may approach only a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Stock and Thrift Stock than if the Stock and Thrift Stock were registered pursuant to federal and state securities laws and sold on the open market. The Borrower, therefore, agrees that:

(a) if the Lender shall, pursuant to the terms of this Agreement, sell or cause any of the Stock and/or Thrift Stock to be sold at a private sale, the Lender shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of companies in the banking industry (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Lender’s action) as to the best manner in which to expose the Stock and/or Thrift Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

(b) such reliance shall be conclusive evidence that the Lender has handled such disposition in a commercially reasonable manner.

12. Borrower’s Obligations Absolute. The obligations of the Borrower under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any other remedies against the Borrower or any other Person, nor against other security or liens available to the Lender or its successors, assigns or agents. The Borrower hereby waives any right to require that an action be brought against any other Person or require that resort be had to any security or to any balance of any deposit account or credit on the books of the Lender in favor of any other Person prior to any exercise of rights or remedies hereunder, or to require resort to rights or remedies of the Lender in connection with the Loan.

13. Notices. Except as provided otherwise in this Agreement, all notices and other communications under this Agreement are to be in writing and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed. If sent by U.S. mail, first class, certified, return receipt requested, postage prepaid, and addressed to the Lender or to the Borrower at their respective addressees set forth below, such communications are deemed to have been delivered on the second business day after being so posted.

If to the Lender:	The Park Avenue Bank
3250 North Valdosta Road
Valdosta, Georgia 31602
Attn: Credit Administration

If to the Borrower:	Appalachian Bancshares, Inc.
822 Industrial Boulevard
Ellijay, Georgia 30540
Attn: Chief Executive Officer

Either the Lender or the Borrower may, by written notice to the other, designate a different address for receiving notices under this Agreement; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent.

14. Binding Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, including the recitals which are incorporated herein, together with all documents referred to herein, constitutes the entire Agreement between the Borrower and the Lender with respect to the matters addressed herein and may not be modified except by a writing executed by the Lender and delivered by the Lender to the Borrower. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

15. Participations. The Lender may at any time grant participations in or sell, assign, transfer or otherwise dispose of all or any portion of the indebtedness of the Borrower outstanding pursuant to the Financing Documents. The Borrower hereby agrees that any assignee or transferee of, all or any portion of any amount owed by the Borrower under the Financing Documents (i) shall be entitled to the benefits of the provisions of this Agreement as the Lender hereunder and (ii) may exercise any and all rights of the banker’s lien, set-off or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee or holder as fully as if such assignee, transferee or holder had made the Loan in the amount of the obligation in which it holds a participation or which is assigned or transferred to it.

16. Expenses. All reports and other documents or information furnished to the Lender under this Agreement shall be supplied by the Borrower without cost to the Lender. Further, the Borrower shall reimburse the Lender on demand for all reasonable out-of-pocket costs and expenses (including legal fees) incurred by the Lender in connection with the preparation, interpretation, operation, and enforcement of the Financing Documents or the protection or preservation of any right or claim of the Lender with respect to such agreements. The Borrower will pay all taxes (if any) in connection with the Financing Documents. The obligations of the Borrower under this section shall survive the payment of the Liabilities and the termination of this Agreement.

17. Indemnification. In addition to any other amounts payable by the Borrower under this Agreement, the Borrower shall pay and indemnify the Lender from and against all claims, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which the Lender may (other than as a result of the gross negligence or willful misconduct of the Lender) incur or be subject to as a consequence, directly or indirectly, of (i) any breach by the Borrower of any warranty, term or condition in, or the occurrence of any default under, any of the Financing Documents, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (ii) the Lender’s making, holding, or administering the Loan or the Collateral, (iii) allegations of participation or interference by the Lender in the management, contractual relations or other affairs of the Borrower or any Subsidiary, (iv) allegations that the Lender has joint liability with the Borrower or any Subsidiary for any reason, and (v) any suit, investigation, or proceeding as to which the Lender or such participant is involved as a consequence, directly or indirectly, of its execution of any of the Financing Documents, or any other event or transaction contemplated by any of the foregoing. The obligations of Borrower under this Section 17 shall survive the termination of this Agreement.

18. Right to Set-Off. Upon the occurrence of a Default hereunder, the Lender, without notice or demand of any kind, may hold and set off against such of the Liabilities (whether matured or unmatured) as the Lender may elect any balance or amount to the credit of the Borrower in any deposit, agency, reserve, holdback or other account of any nature whatsoever maintained by or on behalf of the Borrower with the Lender at any of its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint. Any Person purchasing an interest in debt obligations under this Agreement held by the Lender may exercise all rights of offset with respect to such interest as fully as if such Person were a holder of debt obligations hereunder in the amount of such interest.

19. Further Assurances. If at any time the Lender upon advice of its counsel shall determine that any further document shall be required to effect this Agreement and the transactions and other agreements contemplated thereby, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver such document and otherwise carry out the purposes of this Agreement.

20. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

21. Binding Effect. All rights of the Lender under the Financing Documents shall inure to the benefit of its transferees, successors and assigns. All obligations of the Borrower under the Financing Documents shall bind its heirs, legal representatives, successors, and assigns.

22. Definitions.

(a) “Capital” means all capital or all components of capital, other than any allowance for loan and lease losses and net of any intangible assets, as defined from time to time by the primary federal regulator of the Borrower or any Subsidiary (as the case may be).

(b) “Collateral” means and includes the Stock, the Thrift Stock and all other property assigned or pledged to the Lender or in which the Lender has been granted security interest or to which the Lender has been granted security title, whether under any of the Financing Documents or any other agreement, instrument, or document, and the proceeds thereof.

(c) “Federal Regulator” means the federal agency which has jurisdiction over the Borrower, Bank or Thrift and shall include without limitation, the Office of Thrift Supervision, the Federal Reserve, the Federal Deposit Insurance Corporation and the State of Georgia.

(d) “Federal Reserve” means the Board of Governors of the Federal Reserve System.

(e) “Financing Documents” means and includes this Agreement, the Note, the Commitment and all other associated loan and collateral documents including, without limitation, all guaranties, suretyship agreements, stock powers, security agreements, security deeds, subordination agreements, exhibits, schedules, attachments, financing statements, notices, consents, waivers, opinions, letters, reports, records, assignments, documents, instruments, information and other writings related thereto, or furnished by the Borrower to the Lender in connection therewith or in connection with any of the Collateral, and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

(f) “Liabilities” means all indebtedness, liabilities, and obligations of the Borrower of any nature whatsoever which the Lender may now or hereafter have, own or hold, and which are now or hereafter owing to the Lender regardless of however and whenever created, arising or evidenced, whether now, heretofore or hereafter incurred, whether now, heretofore or hereafter due and payable, whether alone or together with another or others, whether direct or indirect, primary or secondary, absolute or contingent, or joint or several, and whether as principal, maker, endorser, guarantor, surety or otherwise, and also regardless of whether such Liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, including without limitation the Note and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

(g) “Note” shall mean the promissory note as amended as of the date hereof in the principal amount of $4,962,105.63 and any amendments, extensions, renewals, modifications, or substitutions thereof or therefor in effect at any particular time.

(h) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, thrift, unincorporated organization or government or any agency or political subdivision thereof.

(i) “Subsidiary” means the Bank, Thrift, and each other corporation for which the Borrower has the power, directly or indirectly, to direct its management or policies or to vote 50% or more of any class of its voting securities.

(j) “Thrift” means Appalachian Savings Bank, F.S.B.

(k) “Tier 1 Capital” means Tier 1 capital as defined by the capital maintenance regulations of the Federal Reserve.

(l) “Total Risk Based Capital Ratio” means the total risk based capital ratio as defined by the capital maintenance regulations of the Federal Reserve.

(m) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect from time to time.

23. Representation. Coleman Talley LLP has participated in the drafting of this Agreement and the Loan Documents on behalf of Lender and each party hereto consents to this legal representation.

24. Ratification. Upon execution of this Agreement, this Agreement shall replace in its entirety all of the terms and conditions of the Pledge Agreement, and all references to the Pledge Agreement contained in the Loan Documents shall thereafter be deemed to refer to the Pledge Agreement as amended and restated by this Agreement.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals by and through their duly authorized officers, as of the day and year first above written.

BORROWER:

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Name:	Tracy R. Newton
Title:	President and Chief Executive Officer

Attest:	/s/ Regina C. Todd
Name:	Regina C. Todd
Title:	Secretary

[CORPORATE SEAL]

LENDER:

THE PARK AVENUE BANK

By:	R. Wesley Fuller
Name:	R. Wesley Fuller
Title:	Executive Vice President

[BANK SEAL]

EXHIBIT A

ARTICLES OF INCORPORATION

OF

APPALACHIAN BANCSHARES, INC.

EXHIBIT B

CERTIFICATE OF EXISTENCE

OF

APPALACHIAN BANCSHARES, INC.

EXHIBIT C

BYLAWS

OF

APPALACHIAN BANCSHARES, INC.

EXHIBIT D

RESOLUTIONS OF BOARD OF DIRECTORS

OF

APPALACHIAN BANCSHARES, INC.

I, Regina C. Todd, am the Secretary of Appalachian Bancshares, Inc., a Georgia corporation (the “Company”), and hereby certify that on July 28, 2009, the Board of Directors of the Company passed the following resolutions during its regularly scheduled meeting during which a quorum was present and voting and said resolutions have not been amended, modified or rescinded and continue in full force and effect as of the date hereof:

RESOLVED, that Appalachian Bancshares, Inc. (the “Company”) is authorized to renew the $4,962,105.63 (the “Loan”) from The Park Avenue Bank (the “Lender”) upon such terms and conditions as the officers of the Company shall approve, such approval to be conclusively evidenced by the execution and delivery of a Third Amendment and Restatement of Loan and Stock Pledge Agreement between the Company and the Lender concerning the Loan (the “Loan Agreement”); and

RESOLVED, that the Company is authorized to continue to pledge 568,000 shares of the stock of Appalachian Community Bank, as collateral for the Loan; and

RESOLVED, that the Company is authorized to pledge 1,000 shares of the stock of Appalachian Community Bank, F.S.B., as collateral for the Loan; and

RESOLVED, that each of the President or any Vice President of the Company is authorized, and any one of them is directed, to execute and deliver, on behalf of the Company, the Loan Agreement and the Third Modification to Promissory Note, stock assignments and powers, certificates, agreements and other documents to be executed and delivered to the Lender by the Company pursuant to and in connection with the Loan (collectively, the “Loan Documents”), all in such form as the officer executing same shall deem to be in the best interests of the Company, with the authority to determine such form being conclusively evidenced by the officer’s execution thereof; and

RESOLVED, that the Secretary of the Company is authorized and directed to countersign or attest the signature of the President or any Vice President, as applicable, on the Loan Agreement and the other Loan Documents and to affix the corporate seal of the Company thereto (provided that no countersignature, attestation, or seal shall be required to make any such document effective, valid, binding or enforceable); and

RESOLVED, that the Company is authorized to make payments of interest and principal and to perform all obligations of the Company with respect to the Loan; and

RESOLVED, that any act taken or deed done by any officer or agent of the Company in accordance with these resolutions or to facilitate the transactions contemplated by these resolutions is hereby approved, ratified and confirmed; and that the officers and agents of the Company are authorized to take and do such further acts and deeds, and to execute and deliver, for and in the name of the Company, such other documents, papers and instruments as they deem necessary, appropriate, advisable or required in order to effectuate the purpose and intent of these resolutions and to consummate the transactions contemplated by these resolutions, and the taking of any such acts and deeds, and the executions and delivery of any such documents, papers and instruments is hereby ratified and approved; and

RESOLVED, that the Secretary of the Company is authorized to countersign or attest the signature of another officer under any and all such agreements, documents, papers and instruments and to affix the corporate seal thereto and to attest the same (provided that no countersignature, attestation or seal shall be required to make any such document effective, valid, binding or enforceable), and the Secretary of the Company is further authorized and empowered to certify to the passage of the foregoing resolutions.

SO CERTIFIED, this the 28 day of July, 2009.

/s/ Regina C. Todd
Regina C. Todd, Secretary

(COMPANY SEAL)

EXHIBIT E

ARTICLES OF INCORPORATION

OF

APPALACHIAN COMMUNITY BANK

EXHIBIT F

CERTIFICATE OF EXISTENCE

OF

APPALACHIAN COMMUNITY BANK

EXHIBIT G

BYLAWS

OF

APPALACHIAN COMMUNITY BANK

EXHIBIT H

CHARTER

OF

APPALACHIAN COMMUNITY BANK, F.S.B.

EXHIBIT I

BYLAWS

OF

APPALACHIAN COMMUNITY BANK, F.S.B.

Exhibit “J”

COMPLIANCE CERTIFICATE

This Compliance certificate is issued pursuant to Section 3(f) of that certain Third Amendment and Restatement of Loan and Stock Agreement, dated as of July 30, 2009 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) between APPALACHIAN BANCSHARES, INC., a Georgia corporation (“Borrower”), and THE PARK AVENUE BANK (“Lender”) (capitalized terms used herein and not otherwise defined having the meanings given such terms in the Loan Agreement):

The undersigned hereby certify that:

1.	The undersigned are, respectively, the chief executive officer and the chief financial officer of Borrower and, in those capacities, are authorized and empowered to issue this certificate for and on behalf of Borrower;

2.	The representations and warranties set forth in Section 2 of the Loan Agreement, the terms of which are incorporated herein by referenced, are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof;

3.	Borrower is, on the date hereof, in compliance with all the terms and conditions set forth in the Loan Agreement on its part to be observed and performed, including without limitation the affirmative and negative covenants set forth in Section 3 and 4 of the Loan Agreement, which terms and conditions are incorporated herein by reference;

4.	On the date hereof, no Default (as such terms are defined in the Loan Agreement) has occurred or is continuing; and

5.	Attached hereto as Exhibit A are true and correct calculations setting forth Borrower’s compliance, as of , 200 , with the applicable financial covenants set forth in Section 4 of the Loan Agreement.

In WITNESS WHEREOF, the undersigned have set their hands and seals this      day of             , 200  .

BORROWER:

APPALACHIAN BANCSHARES, INC.

/s/ Danny F. Dukes (SEAL)
Name:
Title:	Chief Financial Officer

/s/ Tracy R. Newton (SEAL)
Name:
Title:	Chief Executive Officer

Exhibit A

1.	The consolidated tangible Capital for the Borrower and its Subsidiaries is , which is greater than $60,000,000.

2.	The Tier 1 Capital to average total assets of the Borrower is , which is greater than 7.0%.

3.	The Total Risk Based Capital Ratio of the Bank is , which is greater than 8.0%.

4.	The Total Risk Based Capital Ratio of the Thrift is , which is greater than 10.0%.

5.	The Bank and Thrift comply with a minimum Tier 1 Capital requirement of six percent (6%).

6.	The Thrift is classified as , which is equal to or better than the “well capitalized” classification established by the applicable Federal Regulator.